Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated March 29, 2017, in this Registration Statement (Form S-6 No. 333-215495) of Smart Trust 305, comprising Smart Trust, Tax Free Income Trust, Series 25.

/s/ Grant Thornton LLP

Chicago, Illinois

March 29, 2017